Exhibit 4-5

ENERGY EAST CORPORATION

Issuer

TO

THE CHASE MANHATTAN BANK

Trustee

___________________

First Supplemental Indenture

Dated as of July 24, 2001

___________________

8 1/4% Junior Subordinated Debt Securities

Due July 31, 2031

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

1.1	Definition of Terms	2

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED
DEBT SECURITIES

2.1	Designation and Principal Amount	4
2.2	Stated Maturity	4
2.3	Form and Payment, Minimum Transfer Restriction	4
2.4	Exchange and Registration of Transfer of Junior Subordinated Debt Securities; Restrictions on Transfers; Depositary	5
2.5	Interest	7
2.6	Direct Action	8
2.7	Subordination	8

ARTICLE III

REDEMPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

3.1	Tax Event or Investment Company Event Redemption	8
3.2	Optional Redemption by Company	9
3.3	Notice of Redemption	9

ARTICLE IV

EXTENSION OF INTEREST PAYMENT PERIOD

4.1	Extension of Interest Payment Period	9
4.2	Notice of Extension	10

ARTICLE V

EXPENSES

5.1	Payment of Expenses	10
5.2	Payment Upon Resignation or Removal	11

ARTICLE VI

FORM OF JUNIOR SUBORDINATED DEBT SECURITY

6.1	Form of Junior Subordinated Debt Security	11

ARTICLE VII

ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBT SECURITIES

7.1	Original Issue of Junior Subordinated Debt Securities	12

ARTICLE VIII

MISCELLANEOUS

8.1	Ratification of Base Indenture; First Supplemental Indenture Controls	12
8.2	Trustee Not Responsible for Recitals	12
8.3	Governing Law	12
8.4	Separability	13
8.5	Counterparts	13

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 24, 2001 (the "First Supplemental Indenture"), is between ENERGY EAST CORPORATION, a New York corporation (the "Company"), and THE CHASE MANHATTAN BANK, as trustee (the "Trustee") under the Indenture, dated as of July 24, 2001, between the Company and the Trustee, (the "Base Indenture," and as supplemented by this First Supplemental Indenture, the "Indenture").

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities (the "Debt Securities") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Debt Securities, to be known as its 8 1/4% Junior Subordinated Debt Securities due July 31, 2031 (the "Junior Subordinated Debt Securities"), the form and substance of such Junior Subordinated Debt Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

WHEREAS, Energy East Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the underwriters (the "Underwriters") named in Schedule A to the Underwriting Agreement, dated July 17, 2001 (the "Underwriting Agreement"), among the Underwriters, the Trust and the Company $300,000,000 aggregate liquidation amount of its 8 1/4% Capital Securities (plus up to an additional aggregate liquidation amount of $45,000,000 in the event of an issuance of additional Capital Securities to cover over-allotments, if any) (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from the sale of the Capital Securities, together with the proceeds of the sale by the Trust to the Company of $9,278,350 aggregate liquidation amount of its Common Securities (plus up to an additional aggregate liquidation amount of $1,391,750 to meet the capital requirements of the Trust in the event of an issuance of additional Capital Securities to cover over-allotments, if any), in $309,278,350 aggregate principal amount of the Junior Subordinated Debt Securities (plus up to an additional principal amount of $46,391,750 in the event of an issuance of additional Capital Securities to cover over-allotments, if any); and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Debt Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Debt Securities by the Trust, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Debt Securities and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I
DEFINITIONS

1.1 Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms not otherwise defined herein which are defined in the Base Indenture have the same meanings when used in this First Supplemental Indenture;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;

(f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(g) headings are for convenience of reference only and do not affect interpretation;

(h) the term "Capital Securities" as used herein means "Preferred Securities" as such term is used in the Base Indenture and has the meaning specified in the third recital to this First Supplemental Indenture; and

(i) the following terms have the meanings given to them in the Trust Agreement (as defined herein): (i) Administrative Trustee, (ii) Business Day, (iii) Closing Date, (iv) Delaware Trustee, (v) Distributions, (vi) Property Trustee, and (vii) Common Security.

"Additional Interest" has the meaning specified in Section 2.5.

"Coupon Rate" has the meaning specified in Section 2.5(a).

"Debt Securities" has the meaning specified in the first recital to this First Supplemental Indenture.

"Definitive Debt Security Certificates" means Debt Securities issued in definitive, fully registered form.

"Extension Period" has the meaning specified in Section 4.1.

"Global Debt Security" has the meaning specified in Section 2.4(a).

"Interest Payment Date" has the meaning specified in Section 2.5(a).

"Investment Company Event" means the receipt by the Trust of an opinion of a nationally recognized independent counsel (an "Investment Company Act Opinion"), to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the initial Closing Date.

"Junior Subordinated Debt Securities" has the meaning specified in the second recital to this First Supplemental Indenture.

"Liquidation Amount" means the stated amount of $25.00 per Capital Security.

"Optional Redemption Price" has the meaning specified in Section 3.2.

"Record Date" has the meaning specified in Section 2.5(a).

"Special Event Redemption Price" has the meaning specified in Section 3.1.

"Tax Event" means the receipt by the Company and the Trust of an opinion of independent tax counsel experienced in such matters ("Tax Event Opinion"), to the effect that, as a result of (a) any amendment to, change in or announced prospective change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative written decision, pronouncement or action, or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, decision or action is announced on or after the initial Closing Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable to the Trust by the Company on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to a material amount of other taxes, duties or other governmental charges.

"Trust" has the meaning specified in the third recital to this First Supplemental Indenture.

"Trust Agreement" means the Amended and Restated Trust Agreement of Energy East Capital Trust I dated as of July 24, 2001 among the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust.

"Trust Securities" means the Common Securities and the Capital Securities.

ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED
DEBT SECURITIES

2.1 Designation and Principal Amount. There is hereby authorized one series of Debt Securities, to be designated the "8 1/4% Junior Subordinated Debt Securities due July 31, 2031 in the initial aggregate principal amount of $309,278,350, (plus up to an additional principal amount of $46,391,750 in the event of an issuance of additional Capital Securities to cover over-allotments, if any) which amount shall be as set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Debt Securities pursuant to Section 2.1 of the Base Indenture and Section 7.1 hereof. Additional Junior Subordinated Debt Securities without limitation as to amount, and without the consent of the holders of the then Outstanding Junior Subordinated Debt Securities, may also be authenticated and delivered in the manner provided in Section 2.1 of the Base Indenture. Any such additional Junior Subordinated Debt Securities will have the same Stated Maturity and other terms as those initially issued.

2.2 Stated Maturity. The Stated Maturity of the Junior Subordinated Debt Securities is July 31, 2031.

2.3 Form and Payment; Minimum Transfer Restriction.

(a) The Junior Subordinated Debt Securities shall be issued to the Property Trustee in fully registered definitive form without coupons in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof. Principal and interest on the Junior Subordinated Debt Securities issued in definitive form will be payable, the transfer of such Junior Subordinated Debt Securities will be registrable and such Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities bearing identical terms and provisions at the principal office of the Trustee; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the person entitled thereto at such address as shall appear in the Register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the Register; provided that proper transfer instructions have been received by the paying agent by the Record Date. Notwithstanding the foregoing, so long as the registered holder of any Junior Subordinated Debt Securities is the Property Trustee, the payment of the principal of and interest (including Additional Interest and Additional Tax Sums, if any) on such Junior Subordinated Debt Securities held by the Property Trustee will be made at such place, or by wire transfer of immediately available funds to such account, as may be designated by the Property Trustee. The Register for the Junior Subordinated Debt Securities shall be kept at the principal office of the Trustee and the Trustee is hereby appointed registrar for the Junior Subordinated Debt Securities.

(b) The Junior Subordinated Debt Securities may be transferred or exchanged only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Debt Securities in a denomination of less than $25.00 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments in respect of such Junior Subordinated Debt Securities and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debt Securities.

2.4 Exchange and Registration of Transfer of Junior Subordinated Debt Securities; Restrictions on Transfers; Depositary. If distributed to holders of Capital Securities pursuant to Section 8.2 of the Trust Agreement, the Junior Subordinated Debt Securities will be issued to such holders in the same form as the Capital Securities that such Junior Subordinated Debt Securities replace in accordance with the following procedures:

(a) So long as Junior Subordinated Debt Securities are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Debt Securities that are so eligible will be represented by one or more Junior Subordinated Debt Securities in global form (a "Global Debt Security") registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.4(c) below, beneficial owners of a Global Debt Security shall not be entitled to have Definitive Debt Security Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Debt Security Certificates and will not be registered holders of such Global Debt Securities.

(b) The transfer and exchange of beneficial interests in Global Debt Securities shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Debt Securities.

(c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Debt Security may not be exchanged in whole or in part for Junior Subordinated Debt Securities registered, and no transfer of a Global Debt Security may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debt Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Debt Security, or (iii) the Company, in its sole discretion, instructs the Trustee to exchange such Global Debt Security for a Junior Subordinated Debt Security that is not a Global Debt Security (in which case such exchange shall be effected by the Trustee).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debt Securities. Initially, any Global Debt Securities shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

Definitive Junior Subordinated Debt Securities issued in exchange for all or a part of a Global Debt Security pursuant to this Section 2.4(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Junior Subordinated Debt Securities to the person in whose names such definitive Junior Subordinated Debt Securities are so registered.

So long as Junior Subordinated Debt Securities are represented by one or more Global Debt Securities, (i) the registrar for the Junior Subordinated Debt Securities and the Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Debt Securities as the sole holder of the Junior Subordinated Debt Securities evidenced by such Global Debt Securities and shall have no obligations to the holders of beneficial interests in such Global Debt Securities; and (ii) the rights of the holders of beneficial interests in such Global Debt Securities shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.

At such time as all interests in a Global Debt Security have been paid, redeemed, exchanged, repurchased or canceled, such Global Debt Security shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debt Security is exchanged for definitive Junior Subordinated Debt Securities, redeemed by the Company pursuant to Article III or canceled, or transferred for part of a Global Debt Security, the principal amount of such Global Debt Security shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debt Security by, or at the direction of, the Trustee to reflect such reduction or increase.

2.5 Interest.

(a) Each Junior Subordinated Debt Security will bear interest at the rate of 8 1/4% per annum (the "Coupon Rate") from July 24, 2001 until the principal thereof becomes due and payable, and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate ("Additional Interest"), compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on the 31st day of January, July and October and the 30th day of April of each year (each, an "Interest Payment Date"), commencing on October 31, 2001 to the Person in whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Record Date next preceding such Interest Payment Date. The "Record Date" for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Debt Security is registered to a holder other than the Property Trustee or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day. Until liquidation, if any, of the Trust, each Junior Subordinated Debt Security will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

(b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the next preceding day which is a Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

(c) The Company will also pay any Additional Tax Sums as additional distributions on the Junior Subordinated Debt Securities if the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event.

2.6 Direct Action. In addition to any right of Direct Action granted under Section 3.8(e) of the Trust Agreement to the holders of Capital Securities, if the Property Trustee fails to enforce its rights under the Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, then a holder of Capital Securities may directly institute a proceeding against the Company to enforce the Property Trustee's rights under the Trust Agreement or the Indenture without first instituting a legal proceeding against the Property Trustee or any other person.

2.7 Subordination. The indebtedness evidenced by the Junior Subordinated Debt Securities shall be, to the extent and in the manner set forth in the Base Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company and the Junior Subordinated Debt Securities shall rank pari passu in right of payment with each other series of Debt Securities issued under the Indenture.

ARTICLE III
REDEMPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

3.1 Tax Event or Investment Company Event Redemption. If a Tax Event or Investment Company Event (either a "Special Event") shall occur and be continuing, the Company may redeem the Junior Subordinated Debt Securities at any time within 90 days after the occurrence of that Special Event, in whole but not in part, at a redemption price (the "Special Event Redemption Price") equal to 100% of the principal amount of the Junior Subordinated Debt Securities plus accrued and unpaid interest thereon to but excluding the redemption date. The Special Event Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 11:00 a.m., New York City time, on the date such Special Event Redemption Price is to be paid.

3.2 Optional Redemption by Company. The Company shall have the option to redeem the Junior Subordinated Debt Securities at any time on or after July 24, 2006, in whole or in part, at a redemption price (the "Optional Redemption Price") equal to 100% of the principal amount of the Junior Subordinated Debt Securities to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date. The Optional Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 11:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

3.3 Notice of Redemption. Subject to Article III of the Base Indenture, notice of any redemption pursuant to this Article III will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debt Securities to be redeemed at such holder's registered address. Unless the Company defaults in payment of the applicable redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debt Securities called for redemption.

ARTICLE IV
EXTENSION OF INTEREST PAYMENT PERIOD

4.1 Extension of Interest Payment Period. So long as no Event of Default under Section 6.1 of the Base Indenture has occurred and is continuing, the Company shall have the right, subject to the provisions of Section 2.10 of the Base Indenture, at any time during the term of the Junior Subordinated Debt Securities, from time to time to defer the payment of interest by extending the interest payment period of such Junior Subordinated Debt Securities for a period not exceeding 20 consecutive quarterly periods (an "Extension Period"), during which Extension Period the Company shall not have the right to make partial payments of interest. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period imposed pursuant to this Section 4.1, will bear Additional Interest compounded quarterly. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debt Securities, including any Additional Interest and Additional Tax Sums, if applicable, to the holders of the Junior Subordinated Debt Securities in whose names the Junior Subordinated Debt Securities are registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Tax Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock or (ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any Energy East Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under the Company's dividend reinvestment plan, or under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).

4.2 Notice of Extension.

(a) If the Property Trustee is the only registered holder of the Junior Subordinated Debt Securities at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee, the Administrative Trustees and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) subject to applicable principles of federal securities law, the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Capital Securities.

(b) If the Property Trustee is not the only holder of the Junior Subordinated Debt Securities at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Junior Subordinated Debt Securities, the Administrative Trustees and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable principles of federal securities law, the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Junior Subordinated Debt Securities.

(c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 consecutive quarterly periods permitted in the maximum Extension Period permitted under Section 4.1 herein.

ARTICLE V
EXPENSES

5.1 Payment of Expenses. In connection with the offering, sale and issuance of the Junior Subordinated Debt Securities to the Property Trustee and in connection with the offering, sale and issuance of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Junior Subordinated Debt Securities, shall:

(a) pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Debt Securities and the Trust Securities, including commissions to the Underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.6 of the Base Indenture;

(b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

(c) pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Capital Securities;

(d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement and the Underwriting Agreement; and

(e) pay any and all taxes and all liabilities, costs and expenses with respect to such taxes of the Trust (but not including withholding taxes imposed on holders of Capital Securities or Common Securities of the Trust).

5.2 Payment Upon Resignation or Removal. Upon termination of this Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.10 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to it under Section 7.6 of the Base Indenture accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 6.6 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, and their respective counsel, all amounts owed to them under Section 4.2 of the Trust Agreement accrued to the date of such termination, removal or resignation.

ARTICLE VI
FORM OF JUNIOR SUBORDINATED DEBT SECURITY

6.1 Form of Junior Subordinated Debt Security. The Junior Subordinated Debt Securities and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

ARTICLE VII
ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBT SECURITIES

7.1 Original Issue of Junior Subordinated Debt Securities. Junior Subordinated Debt Securities in the initial aggregate principal amount of up to $309,278,350 (plus up to an additional principal amount of $46,391,750 in the event of an issuance of additional Capital Securities to cover over-allotments, if any) may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Debt Securities to or upon the written order of the Company, signed by its Chairman, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or word or words added before or after the title Vice President) and by its Treasurer, Controller or its Corporate Secretary without any further corporate action by the Company. Additional Junior Subordinated Debt Securities without limitation as to amount, and without the consent of the holders of the then outstanding Junior Subordinated Debt Securities, may also be authenticated and delivered in the manner provided in Section 2.1 of the Base Indenture. Any such additional Junior Subordinated Debt Securities will have the same Stated Maturity and other terms as those initially issued.

ARTICLE VIII
MISCELLANEOUS

8.1 Ratification of Base Indenture; First Supplemental Indenture Controls. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

8.2 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

8.3 Governing Law. This First Supplemental Indenture and each Junior Subordinated Debt Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

8.4 Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Junior Subordinated Debt Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Junior Subordinated Debt Securities, but this First Supplemental Indenture and the Junior Subordinated Debt Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

8.5 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ENERGY EAST CORPORATION

By:  /s/ Robert D. Kump
Name:  Robert D. Kump
Title:    Vice President and Treasurer

THE CHASE MANHATTAN BANK,
  as Trustee

By:  /s/ Natalia Rodriguez
Name:  Natalia Rodriguez
Title:    Assistant Vice President

EXHIBIT A
(FORM OF FACE OF JUNIOR SUBORDINATED DEBT SECURITY)

[THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBT SECURITY IS EXCHANGEABLE FOR JUNIOR SUBORDINATED DEBT SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBT SECURITY (OTHER THAN A TRANSFER OF THIS DEBT SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS DEBT SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBT SECURITY ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

THE DEBT SECURITIES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $25.00. ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH DEBT SECURITIES IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $25.00 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH DEBT SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH DEBT SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH DEBT SECURITIES.

*Insert in Global Debt Securities

ENERGY EAST CORPORATION
==========================

[Up to]* $___________
8 1/4% JUNIOR SUBORDINATED

DEBT SECURITY DUE JULY 31, 2031

Dated: JULY 24, 2001

NUMBER _______	[CUSIP NO: ]

Registered Holder:

ENERGY EAST CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of ____ Dollars]** [specified in the Schedule annexed hereto]*** on July 31, 2031 (the "Stated Maturity"), in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate per annum specified in the title of this debt security (the "Debt Security"), in like coin or currency, quarterly in arrears on the 31st day of each January, July and October and the 30th day of each April (each an "Interest Payment Date") commencing October 31, 2001, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Debt Security, in which case from July 24, 2001, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Debt Security, compounded quarterly.

*Insert in Global Debt Securities and Junior Subordinated Debt Securities issued to the Property Trustee.
**Insert in Junior Subordinated Debt Securities other than Global Debt Securities and Junior Subordinated Debt Securities issued to the Property Trustee.
***Insert in Global Debt Securities and Junior Subordinated Debt Securities issued to the Property Trustee.

The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debt Security is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Debt Security is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date will be the fifteenth calendar day preceding such Interest Payment Date whether or not a Business Day. This Debt Security may be presented for payment of principal and interest at the principal corporate trust office of The Chase Manhattan Bank, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debt Securities or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the paying agent by the Record Date. Interest on this Debt Security will be computed on the basis of a 360-day year of twelve 30-day months.

So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Debt Security, from time to time to defer the payment of interest by extending the interest payment period of this Debt Security for a period not exceeding 20 consecutive quarterly periods (an "Extension Period"), during which Extension Period the Company shall not have the right to make partial payments of interest. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of this Debt Security. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period, will bear Additional Interest compounded quarterly. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on this Debt Security, including any Additional Interest and Additional Tax Sums, if applicable, to the Person in whose name this Debt Security is registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Tax Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock or (ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Debt Security or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to this Debt Security (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any Energy East Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under the Company's dividend reinvestment plan or under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).

If the Property Trustee is the only registered holder of the Debt Securities of this series at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee, the Administrative Trustees and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) subject to applicable principles of federal securities law, the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Capital Securities.

If the Property Trustee is not the only holder of the Debt Securities of this series at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Debt Securities of this series, the Administrative Trustees and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable principles of federal securities law, the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debt Securities of this series.

The quarterly period in which any notice is given pursuant to the two preceding paragraphs shall be counted as one of the 20 consecutive quarterly periods permitted in the maximum Extension Period.

This Debt Security is issued pursuant to an Indenture, dated as of July 24, 2001, between the Company, as issuer, and The Chase Manhattan Bank, a New York banking corporation, as trustee, as supplemented by a First Supplemental Indenture dated as of July 24, 2001 (the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Debt Securities. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debt Security, the Holder hereof agrees to be bound by the provisions of the Indenture.

The Debt Securities of this series shall have an initial aggregate principal amount of _________________________________ Dollars ($__________).

The Debt Securities evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof, and any attempted transfer, sale or other disposition of Debt Securities in a denomination of less than $25.00 shall be deemed to be void and of no legal effect whatsoever.

The indebtedness of the Company evidenced by this Debt Security, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debt Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

This Debt Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

IN WITNESS WHEREOF, ENERGY EAST CORPORATION has caused this instrument to be signed, manually or in facsimile, by its Executive Vice President, General Counsel and Secretary and by its Vice President and Treasurer under the corporate seal of Energy East Corporation.

ENERGY EAST CORPORATION

[SEAL]

By:______________________________________
Name:  Robert D. Kump
Title:    Vice President and Treasurer

Attest:

______________________________________
Name:  Kenneth M. Jasinski
Title:    Executive Vice President, General Counsel
             and Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee

By: ______________________________________
Authorized Officer

REVERSE OF DEBT SECURITY

As provided in and subject to the provisions in the Indenture, the Company shall have the option to redeem the Debt Securities of this series at any time on or after July 24, 2006, in whole or in part, at the Optional Redemption Price. In addition, if a Special Event shall occur and be continuing, the Company may redeem the Debt Securities of this series at any time within 90 days after the occurrence of that Special Event, in whole but not in part, at the Special Event Redemption Price.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debt Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Any consent or waiver by the Holder of this Debt Security given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debt Security or such other Debt Securities. No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security may be registered on the Register of the Debt Securities of this series upon surrender of this Debt Security for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debt Security or Debt Securities of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

Prior to due presentment for registration of transfer of this Debt Security, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debt Security shall be registered upon the Register of the Debt Securities of this series as the absolute owner of this Debt Security (whether or not this Debt Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Debt Security, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

The Company and, by acceptance of this Debt Security or a beneficial interest in this Debt Security, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Debt Security constitute indebtedness.

This Debt Security shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto _______________________________________________________________________.           (please insert Social Security or other identifying number of assignee)

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

agent to transfer said Debt Security on the books of the Company, with full power of substitution in the premises.

Dated: ___________, 20__

            ____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

[FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL DEBT SECURITIES AND DEBT SECURITIES ISSUED TO THE PROPERTY TRUSTEE TO REFLECT CHANGES IN PRINCIPAL AMOUNT]*

The initial principal amount of this Debt Security is $ ____

Changes in Principal Amount of Global Debt Security and Debt Security issued to the
Property Trustee

Date	Principal Amount by which this Debt Security is to be Decreased or Increased and the Reason for the Increase or Decrease	Remaining Principal Amount of this Debt Security	Signature of Authorized Officer of Trustee

* Insert Schedule in Global Debt Securities and Debt Securities issued to the Property Trustee.